Exhibit 99.1

TWILL INC. (formerly – Happify Inc.)

CONSOLIDATED FINANCIAL STATEMENTS

AS OF DECEMBER 31, 2023

U.S. DOLLARS IN THOUSANDS

Kost Forer Gabbay & Kasierer 144 Menachem Begin Road, Building A, Tel-Aviv 6492102, Israel	Tel: +972-3-6232525 Fax: +972-3-5622555 ey.com

REPORT OF INDEPENDENT AUDITOR

To the Board of Directors and the Stockholders of

TWILL INC. (formerly – Happify Inc.)

Opinion

We have audited the accompanying consolidated financial statements of Twill Inc. (formerly – Happify Inc.) (the "Company"), which comprise the consolidated balance sheets as of December 31, 2023 and 2022 and the related consolidated statements of Comprehensive loss, changes in convertible preferred shares and stockholders' Deficit and cash flows for the years then ended, and the related notes (collectively referred to as the “consolidated financial statements”).

In our opinion, the accompanying financial statements present fairly, in all material respects, the financial position of the Company at December 31, 2023 and 2022, and the results of its operations and its cash flows for the years then ended in accordance with accounting principles generally accepted in the United States of America.

Basis for Opinion

We conducted our audits in accordance with auditing principles generally accepted in the United States of America (GAAP). Our responsibilities under those standards are further described in the Auditor’s Responsibilities for the Audit of the Financial Statements section of our report. We are required to be independent of the Company and to meet our other ethical responsibilities in accordance with the relevant ethical requirements relating to our audits. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Substantial Doubt About the Company’s Ability to Continue as a Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company has suffered recurring losses from operations, has a net capital deficiency, and has stated that substantial doubt exists about the Company’s ability to continue as a going concern. Management's evaluation of the events and conditions are also described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty. Our opinion is not modified with respect to this matter.

Responsibilities of Management for the Financial Statements

Management is responsible for the preparation and fair presentation of the financial statements in accordance with accounting principles generally accepted in the United States of America, and for the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free of material misstatement, whether due to fraud or error.

In preparing the financial statements, management is required to evaluate whether there are conditions or events, considered in the aggregate, that raise substantial doubt about the Company’s ability to continue as a going concern for one year after the date that the financial statements are available to be issued.

Auditor’s Responsibilities for the Audit of the Financial Statements

Our objectives are to obtain reasonable assurance about whether the financial statements as a whole are free of material misstatement, whether due to fraud or error, and to issue an auditor’s report that includes our opinion. Reasonable assurance is a high level of assurance but is not absolute assurance and therefore is not a guarantee that an audit conducted in accordance with GAAP will always detect a material misstatement when it exists. The risk of not detecting a material misstatement resulting from fraud is higher than for one resulting from error, as fraud may involve collusion, forgery, intentional omissions, misrepresentations, or the override of internal control. Misstatements are considered material if there is a substantial likelihood that, individually or in the aggregate, they would influence the judgment made by a reasonable user based on the financial statements.

In performing an audit in accordance with GAAP, we:

•	Exercise professional judgment and maintain professional skepticism throughout the audit.
•	Identify and assess the risks of material misstatement of the financial statements, whether due to fraud or error, and design and perform audit procedures responsive to those risks. Such procedures include examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements.
•	Obtain an understanding of internal control relevant to the audit in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control. Accordingly, no such opinion is expressed.
•	Evaluate the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluate the overall presentation of the financial statements.
•	Conclude whether, in our judgment, there are conditions or events, considered in the aggregate, that raise substantial doubt about the Company’s ability to continue as a going concern for a reasonable period of time.

We are required to communicate with those charged with governance regarding, among other matters, the planned scope and timing of the audit, significant audit findings, and certain internal control-related matters that we identified during the audit.

Tel-Aviv, Israel	KOST FORER GABBAY & KASIERER

April 22, 2024	A Member of EY Global

TWILL INC.

(FORMERLY – HAPPIFY INC.)

CONSOLIDATED BALANCE SHEET

U.S. dollars in thousands (except stock and per stock data)

	December 31,
	2023	2022
ASSETS

CURRENT ASSETS:
Cash and cash equivalents	$2,172	$11,733
Restricted cash	672	743
Accounts receivable, net	4,340	5,085
Other current assets	1,047	710

Total current assets	8,231	18,271

Property and equipment, net	598	1,033
Operating lease right of use assets	944	2,063
Other long-term assets	23	65

TOTAL ASSETS	$9,796	$21,432

LIABILITIES CONVERTIBLE PREFERRED STOCK AND STOCKHOLDERS' DEFICIENCY

CURRENT LIABILITIES:
Accounts payable	$2,001	$2,862
Current maturities of operating lease liability	1,155	1,304
Accrued expenses and other current liabilities	1,783	2,798
Deferred revenue	669	1,811
Convertible loans	35,096	43,249
Term loans	82,325	47,333

Total current liabilities	123,029	99,357

NON-CURRENT LIABILITIES:
Warrant liability	533	4,904
Operating lease liability	-	1,203

Total liabilities	$123,562	$105,464

The accompanying notes are an integral part of the financial statements.

TWILL INC.

(FORMERLY – HAPPIFY INC.)

CONSOLIDATED BALANCE SHEET

U.S. dollars in thousands except stock and per stock data

	December 31,
	2023	2022
CONVERTIBLE PREFERRED STOCK

Convertible Preferred stocks of $ 0.00002 par value - Authorized: 43,928,226 and 36,140,886 at December 31, 2023 and 2022; Issued 35,137,383 at December 31, 2023 and 2022, respectively and outstanding: 35,137,383 at December 31, 2023 and 2022, respectively	80,523	80,523

STOCKHOLDERS' DEFICIENCY:

Common Stocks of $0.00002 par value -
Authorized: 73,628,403 and 62,050,000 at December 31,2023 and 2022, respectively; Issued and outstanding: 4,918,885 and 4,824,241 stocks at December 31, 2023 and 2022, respectively	* )	* )
Additional paid-in capital	11,045	9,281
Accumulated other comprehensive loss	5,794	6,580
Accumulated deficit	(211,128)	(180,416)
Total stockholders' deficiency	(194,289)	(164,555)

Total Liabilities, convertible preferred stock and stockholders' deficiency	$9,796	$21,432

*)	Represents an amount lower than $ 1.

The accompanying notes are an integral part of the financial statements.

TWILL INC.

(FORMERLY – HAPPIFY INC.)

CONSOLIDATED STATEMENTS OF COMPREHENSIVE LOSS

U.S. dollars in thousands

	Year ended December 31,
	2023	2022
Revenues	$18,190	$13,042
Cost of revenues	1,465	1,292

Gross profit	16,725	11,750

Operating expenses:

Sales and marketing	10,378	24,403
Research and development	26,661	38,311
General and administrative	7,297	10,041

Total operating expenses	44,336	72,755

Operating loss	27,611	61,005

Financial expenses, net	3,081	14,727

Loss before taxes	30,692	75,732

Income taxes	20	26

Net loss	$30,712	$75,758

Other comprehensive loss (income), net of tax:

Change in fair value attributable to instrument-specific credit risk of liabilities measured at fair value under the fair value option	(786)	4,964
Total other comprehensive loss (income)	(786)	4,964
Total comprehensive loss	$29,926	$70,794

The accompanying notes are an integral part of the financial statements.

TWILL INC.

(FORMERLY – HAPPIFY INC.)

CONSOLIDATED STATEMENTS OF CHANGES IN CONVERTIBLE PREFERRED SHARES AND STOCKHOLDERS’ DEFICIT

U.S. dollars in thousands, except stock data

	Convertible Preferred Stock		Common stocks			Additional paid-in	Accumulated	Accumulated Other Comprehensive	Total stockholders'
	Number	Amount	Number	Amount		capital	Deficit	loss	deficiency
Balance as of January 1, 2022	35,137,383	80,523	4,335,240	*)		7,414	(104,658)	1,616	(95,628)

Options Exercise	-	-	489,001	-		111	-	-	111
Stock Based Compensation	-	-	-	-		1,756	-	-	1,756
Other comprehensive (loss) income	-	-	-	-		-	-	4,964	4,964
Net loss	-	-	-	-		-	(75,758)	-	(75,758)

Balance as of December 31, 2022	35,137,383	80,523	4,824,241	*	)	9,281	(180,416)	6,580	(164,555)

Options Exercise	-	-	94,644	-		64	-	-	64
Stock Based Compensation	-	-	-	-		1,700	-	-	1,700
Other comprehensive (loss) income	-	-	-				-	(786)	(786)

Net loss	-	-	-	-		-	(30,712)	-	(30,712)

Balance as of December 31, 2023	35,137,383	80,523	4,918,885	*	)	11,045	(211,128)	5,794	(194,289)

*)	Represents an amount lower than $ 1.

The accompanying notes are an integral part of the financial statements

TWILL INC.

(FORMERLY – HAPPIFY INC.)

CONSOLIDATED STATEMENTS OF CASH FLOWS

U.S. dollars in thousands

	Year ended December 31
	2023	2022
Cash flows from operating activities:
Net Loss	$(30,712)	$(75,758)
Adjustments to reconcile loss to net cash provided by operating activities:
Depreciation, amortization,	453	236
Stock based compensation	1,700	1,756
Non-cash interest expense	9,034	3,019
Change in fair value of derivatives liabilities	(17,186)	4,204
Change in fair value of loans accounted for under the fair value option included in Financial expenses (income), net	14,747	8,643
Change in fair value of warrants liabilities	(4,663)	(1,116)
Decrease in accounts receivables	745	707
(Increase) Decrease in other current assets	(337)	601
Increase (Decrease) in accounts payable	(861)	1,208
Change in operating lease right of use assets	815	898
Decrease in other assets	41	94
Change in operating lease liability	(1,048)	(778)
Decrease in other accrued expenses and other current liabilities	(2,157)	(2,175)

Net cash used in operating activities	(29,429)	(58,461)

Cash flows from investing activities:

Purchases of property and equipment	(17)	(909)

Net cash used in investing activities	(17)	(909)

Cash flows from financing activities:
Proceed from Term Loan, net	-	3,333
Proceed from issuance of warrants on Term Loan	-	1,667
Proceed from Convertible Loan	-	36,025
Repayment of PPP loan	-	(492)
Proceed from Bridge Loan, net	3,959	-
Proceed from issuance of warrants on Bridge Loan	291	-
Proceed from Senior Secured Loan, net	15,500	-
Proceeds from exercise of options	64	111

Net cash from in financing activities	19,814	40,644

Decrease cash and cash equivalents and restricted cash	(9,632)	(18,726)

Cash, cash equivalents and restricted cash at the beginning of the period	12,476	31,202

Cash, cash equivalents and restricted cash at the end of the period	$2,844	$12,476

Supplemental discloser of non-cash flow information
Right of use assets obtained in exchange for lease liabilities	$304
Supplemental discloser of cash flow information
Interest paid in cash	$1,081	$1
Tax paid in cash	$20	$26

The accompanying notes are an integral part of the financial statements.

TWILL INC.

(formerly – Happify Inc.)

TWILL INC. FINANCIAL STATEMENTS

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

U.S. dollars in thousands

NOTE 1:-	GENERAL

a.	Twill Inc. (the "Company") was incorporated under the laws of the State of Delaware in October 2011. The company is a clinical grade technology company working to shorten the distance between need and care by configuring personalized digital therapeutics and care solutions at scale for the modern healthcare cloud. Our Intelligent Healing Platform(tm): integrates AI with empathy, making healing more personal, precise, and connected for the entire care journey. We deploy a full spectrum of science-backed care solutions—including digital therapeutics, coaching, community, and well-being products—for pharma, health plans, enterprises, and individuals everywhere.

b.	In July 2022, the Company changed its name from Happify, Inc. to Twill, Inc.

c.	The Company has incurred substantial net losses since inception. As of December 31, 2023, the Company had unrestricted cash and cash equivalents totaling $2,844. The Company has incurred recurring losses and negative cash flows since inception and has an accumulated deficit of $211,128 as of December 31, 2023. For the year ended December 31, 2023, the Company used approximately $29,429 of cash in operations. The Company has a history of losses and expects to incur significant expenses and continuing losses for the foreseeable future. Thus, management has concluded that there is a substantial doubt about the Company's ability to continue as going concern. The consolidated financial statements do not include any adjustments that might result should the Company be unable to continue as a going concern.

NOTE 2:-	SIGNIFICANT ACCOUNTING POLICIES

a.	Basis of preparation:

The consolidated financial statements are prepared in accordance with accounting principles generally accepted in the United States ("U.S. GAAP").

b.	Use of estimates:

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Management bases its estimates on historical experience and on various other assumptions it believes to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities. Actual results could differ from those estimates, and such differences may be material.

Management believes the Company’s critical accounting policies and estimates are reasonable based upon information available at the time they are made. These estimates, judgments and assumptions can affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the dates of the financial statements including other accounts receivable and prepaid expenses and other accounts payable and accrued expenses, and the reported amounts of revenue, cost of revenues and operational expenses during the reporting period. Actual results could differ from those estimates

c.	Functional currency

The Company's management believes that the U.S dollar is the currency of the primary economic environment in which the Company and its subsidiaries operate. Thus, the functional and reporting currency of the Company and its subsidiaries is the U.S dollar.

TWILL INC.

(formerly – Happify Inc.)

TWILL INC. FINANCIAL STATEMENTS

NOTE 2:-	SIGNIFICANT ACCOUNTING POLICIES (Cont.)

The Company's transactions and balances denominated in U.S. dollars are presented at their original amounts. Transactions and balances that are denominated in currencies other than the U.S. dollar are remeasured into U.S. dollars in accordance with principles set forth in Accounting Standard Codification ("ASC") Topic 830, Foreign Currency Matters (“ASC 830").

In accordance with ASC 830, monetary assets and liabilities denominated in foreign currencies are remeasured into U.S. dollars at the end of each reporting period using the exchange rates in effect at the balance sheet date. Non-monetary assets denominated in foreign currencies are measured using historical exchange rates. Gains and losses resulting from remeasurement are generally recorded in the statement of comprehensive loss as financial income or expenses, as appropriate.

d.	Principles of consolidation:

The consolidated financial statements include the accounts of the Company and its subsidiaries. Intercompany accounts and transactions are eliminated upon consolidation.

e.	Cash and cash equivalents:

Cash and cash equivalents are short-term highly liquid investments that are readily convertible to cash with original maturities of three months or less, at the date acquired.

f.	Restricted cash:

Restricted cash represents amounts which are legally restricted to withdrawal or usage and are presented in the Consolidated Balance Sheet under Restricted Cash.

The following table provides a reconciliation of the cash balances reported on the balance sheets and the cash, cash equivalents and restricted cash balances reported in the statements of cash flows:

	December 31
	2023	2022
Cash and cash equivalents	$2,172	$11,733
Restricted cash	672	743

Cash, cash equivalents and restricted cash	$2,844	$12,476

g.	Accounts Receivables, net:

Accounts receivable includes amounts due from customers net of provision for expected credit losses. The Company records an allowance to account for estimated credit losses. The estimate for credit losses is based on the Company’s assessment of the collectability of customer accounts. The Company regularly reviews the allowance by considering factors such as the age of the receivable balances, historical experience, credit quality, current economic conditions, and reasonable and supportable forecasts of future economic conditions that may affect a customer’s ability to pay. The allowance for credit losses was $2 and $27 for the years ended December 31, 2023, and 2022, respectively.

TWILL INC.

(formerly – Happify Inc.)

TWILL INC. FINANCIAL STATEMENTS

NOTE 2:-	SIGNIFICANT ACCOUNTING POLICIES (Cont.)

h.	Concentrations of credit risk:

Financial instruments that potentially subject the Company to concentrations of credit risk consist principally of cash and cash equivalents, accounts receivable and other current assets.

Cash and cash equivalents comprised mainly of cash deposits invested in and maintained with high credit quality financial institutions and U.S banks. Deposits in the U.S. may be in excess of insured limits and are not insured in other jurisdictions. Management believes that the financial institutions that hold the Company’s and its subsidiaries’ cash and cash equivalents are institutions with high credit standing, and accordingly, minimal credit risk exists with respect to these assets.

For accounts receivable, the Company mitigates its credit risks by performing an ongoing credit evaluations of its customers. The Company is exposed to credit risk in the event of non-payment by customers to the extent of the amounts recorded on the accompanying consolidated balance sheets.

Significant Customers

The following table sets forth customers that represented more than 10% of the Company’s total revenues in each of the periods presented below:

	December 31
	2023	2022
Customer A	41%	37%
Customer B	13%	15%

As of December 31, 2023, the Company’s major customers accounted for 59.6% of the Company’s accounts receivable balance.

i.	Property and equipment:

Property and equipment are stated at cost, net of accumulated depreciation and impairment. Depreciation is calculated using the straight-line method over the estimated useful lives of the assets as follows:

Estimated useful life
Furniture and Equipment	7 years
Office Equipment	3 years
Leasehold Improvements	The shorter of term of the lease or the useful life of the asset

Depreciation begins at the time the asset is ready for its intended use. Maintenance and repairs are charged to expense as incurred while significant improvements are capitalized.

TWILL INC.

(formerly – Happify Inc.)

TWILL INC. FINANCIAL STATEMENTS

NOTE 2:-	SIGNIFICANT ACCOUNTING POLICIES (Cont.)

The carrying amounts of property and equipment are reviewed for impairment in accordance with ASC Topic 360, Property, Plant and Equipment ("ASC 360"), whenever events or changes in circumstances indicate that the carrying amount of such assets may not be recoverable. The determination of whether any impairment exists includes a comparison of estimated undiscounted future cash flows anticipated to be generated over the remaining life of an asset or asset group to their net carrying amount. If such assets are considered to be impaired, the impairment loss to be recognized is measured by the amount by which the carrying amount of the asset or asset group exceeds the fair value of the asset or asset group. There were no impairment losses during any of the periods presented.

j.	Fair value measurement:

The Company applies ASC Topic 820, Fair Value Measurement (“ASC 820”), that defines fair value and establishes a framework for measuring and disclosing fair value. Fair value is based on the price that would be received from the sale of an asset or paid to transfer a liability in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date. The Company measures certain financial assets and liabilities at fair value based on applicable accounting guidance using a fair value hierarchy, which requires the Company to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value. A financial instrument’s classification within the fair value hierarchy is based upon the lowest level of input that is significant to the fair value measurement. Three levels of inputs may be used to measure fair value.

Level 1 -       Quoted prices in active markets for identical assets or liabilities.

Level 2 -       Observable inputs other than Level 1 prices such as quoted prices for similar assets or liabilities; quoted prices in markets that are not active; or other inputs that are observable or can be corroborated by observable market data for substantially the full term of the assets or liabilities.

Level 3 -       Unobservable inputs that are supported by little or no market activity and that are significant to the fair value of the assets or liabilities.

The carrying value of cash and cash equivalents, restricted cash, account receivables, other current assets, account payables and other current liabilities approximate their fair values due to the short-term maturities of such instruments.

Fair value estimates are made at a specific point in time, based on relevant market information and information about the financial instruments. These estimates are subjective in nature and involve uncertainties and matters of significant judgment and, therefore, cannot be determined with precision. Changes in assumptions could significantly affect these estimates.

The Company has elected the fair value option pursuant to ASC 825 to account for its non-convertible debt, which include the December 2020 Term-Loan, the June 2022 Term-Loan, the March 2023 Bridge Loan and the June 2023 Secured Loan (see note 8). Under the fair value option, changes in fair value are recorded in earnings except for fair value adjustments related to instrument specific credit risk, which are recorded as other comprehensive income or loss. The Company utilized a discounted cash flow model to estimate the fair value of its non-convertible debt which utilizes certain unobservable inputs and is therefore considered a Level 3 fair value measurement.

TWILL INC.

(formerly – Happify Inc.)

TWILL INC. FINANCIAL STATEMENTS

NOTE 2:-	SIGNIFICANT ACCOUNTING POLICIES (Cont.)

The Company utilized a Black-Scholes option pricing model to estimate the fair value of the warrant liabilities, which utilizes certain unobservable inputs and is therefore considered a Level 3 fair value measurement.

k.	Share-based compensation:

The Company accounts for stock-based compensation in accordance with ASC 718, "Stock-based Compensation" ("ASC 718"). Compensation cost for share-based awards is measured at the fair value on the grant date and recognized as expense over the requisite service periods in the Company's statement comprehensive loss.

The value of the award is recognized as expense on a straight-line basis over the requisite service periods in the Company's consolidated statement of comprehensive loss. Expense for awards with performance conditions is estimated and adjusted based upon the assessment of the probability that the performance condition will be met.

The Company selected the Black-Scholes option-pricing model as the most appropriate model for determining the fair value for its stock-based awards, The option-pricing model requires the Company to make several assumptions, including the Company’s share price, expected volatility, expected term, risk-free interest rate, and expected dividends.

	Year ended December 31,
	2023	2022
Weighted average expected term (years)	5.58	6.02
Risk-free rate of interest	4.29%	3.21%
Volatility	51.90%	48.44%
Dividend yield	0%	0%

Risk-free interest rates are based on the yield from U.S. Treasury zero-coupon bonds with a term equivalent to the contractual life of the options; volatility of price of the Company's stocks based upon the historical equity volatility of the Ordinary stocks of publicly traded comparable companies. The expected term of the options granted is determined based on the simplified method. The dividend yield assumption is based on the expectation of no future dividend payouts since no dividends have been declared or paid to date.

l.	Warrants:

The Company accounts for warrants as either equity-classified or liability-classified instruments based on an assessment of the warrant’s specific terms and applicable authoritative guidance. The assessment considers whether the warrants are freestanding financial instruments, meet the definition of a liability under ASC 480, and meet all of the requirements for equity classification under ASC 815-40, including whether the warrants are indexed to the Company’s own common stock and whether the warrant holders could potentially require “net cash settlement” in a circumstance outside of the Company’s control, among other conditions for equity classification.

This assessment, which requires the use of professional judgment, is conducted at the time of warrant issuance and as of each subsequent reporting period end date while the warrants are outstanding. Warrants that meet all the criteria for equity classification, are recorded as a component of additional paid-in capital. Warrants that do not meet all the criteria for equity classification, are recorded as liabilities at their initial fair value on the date of issuance and remeasured to fair value at each balance sheet date thereafter.

TWILL INC.

(formerly – Happify Inc.)

TWILL INC. FINANCIAL STATEMENTS

NOTE 2:-	SIGNIFICANT ACCOUNTING POLICIES (Cont.)

All outstanding warrants were classified as liabilities since these warrants do not meet all the conditions to be classified as equity pursuant to ASC 815-40

The liability-classified warrants are recorded under non-current liabilities. Changes in the estimated fair value of the warrants are recognized in “Financial expenses, net” in the consolidated statements of comprehensive loss.

m.	Debt and Convertible Debt:

The Company applies ASC 470 “Debt”. When a Debt is issued with additional instruments in a single transaction, the Company allocates the total proceeds from the transaction to the individual freestanding instruments identified. After the proceeds are allocated to the freestanding instruments, the Company further allocates the proceeds between the freestanding financial instrument and any embedded derivatives required to be bifurcated. The Company allocates the proceeds using the fair value method, the relative fair value method and the residual value method, depending on the instruments issued. Pursuant to ASC 815 “Derivatives and Hedging” (“ASC 815”), the Company bifurcates embedded derivatives that require bifurcation and accounts for them separately from the debt. For convertible debt, the Company also assesses whether the convertible debt includes a substantial premium that should be recognized as part of equity. The proceeds allocated to the Debt are then accounted for using the effective interest method.

The Company applies ASC 815, “Derivatives and Hedging” to all features related to its debt. When features meet the definition of a derivative, are not clearly and closely related to the characteristics of the debt, and do not qualify for any scope exceptions within ASC 815, they are required to be accounted for separately from the debt instrument and recorded as derivative instrument liabilities. The fair value assigned to the embedded derivative instruments is marked to market in each reporting period. The Company has recorded embedded derivative liabilities related to its convertible debt (see note 9).

The Company has elected the fair value option pursuant to ASC 825 to account for its non-convertible debt, which include the December 2020 Term-Loan, the June 2022 Term-Loan, the March 2023 Bridge Loan and the June 2023 Secured Loan (see note 8). Under the fair value option, changes in fair value are recorded in earnings except for fair value adjustments related to instrument specific credit risk, which are recorded as other comprehensive income or loss.

n.	Revenue recognition:

The Company provides its customers a software as a service (SaaS) platform and derives most of its revenues from providing access to its SaaS app-based healthcare platform and affiliated implementation services. The Company also generates revenue through ad-sales on the platform.

In accordance with ASC Topic 606, Revenues from Contracts with Customers (“ASC 606”), the Company recognizes revenue when a customer obtains control of promised services. The amount of revenue recognized reflects the consideration the Company expects to be entitled to receive in exchange for these services.

The Company recognizes revenue by applying the following steps: (1) identify the contract with a customer, (2) identify the performance obligations in the contract, (3) determine the transaction price, (4) allocate the transaction price to the performance obligations in the contract, and (5) recognize revenue when a performance obligation is satisfied.

TWILL INC.

(formerly – Happify Inc.)

TWILL INC. FINANCIAL STATEMENTS

NOTE 2:-	SIGNIFICANT ACCOUNTING POLICIES (Cont.)

For arrangements with multiple performance obligations, which represent promises within an arrangement that are capable of being distinct and are separately identifiable, the Company allocates the contract consideration to all distinct performance obligations based on their relative standalone selling price (“SSP”).

Revenues related to the Company's SaaS platform are recognized over time, since the customer simultaneously receives and consumes the benefits provided by the Company’s performance. To the extent the transaction price includes variable consideration, revenue is recognized using the variable consideration allocation exception, or, if the allocation exception is not met, the Company recognizes revenue ratably based on estimates of the variable consideration to the extent it is probable that a significant reversal of cumulative revenue recognized will not occur when the uncertainty associated with the variable consideration is subsequently resolved.

Revenues related to professional services are recognized over time, since the customer simultaneously receives and consumes the benefits provided by the Company’s performance. The Company generally recognize revenues for professional services using an input method, based on labor hours consumed, which the Company believes best depict the transfer of the services to the customer.

Revenues related to ad serving are recognized when impressions are delivered. The Company recognizes revenue from the display of ads in the contracted period in which the impressions are delivered. Impressions are considered delivered when an ad is displayed.

The Company’s payment terms are generally 45 days or less. In instances where the timing of revenue recognition differs from the timing of invoicing, the Company determines its contracts generally to not include a significant financing component since the Company's selling prices are not subjected to billing terms nor is its purpose to receive financing from its customers or to provide customers with financing. In addition, the Company elected to apply the practical expedient to not adjust the promised amount of consideration for the effects of a significant financing component if the Company expects, at contract inception, that the period between when the Company will transfer a promised good or service to a customer and when the customer will pay for that good or service will be one year or less.

Revenues expected to be recognized from remaining performance obligations were $13,028 and $24,229 as of December 31, 2023 and December 31, 2022, respectively. Of the balance as of December 31, 2023 the Company expects to recognize approximately $10,345 over the next 12 months and the remainder thereafter.

The Company follows the guidance provided in ASC 606 for determining whether it is a principal (i.e., report revenues on a gross basis) or an agent (i.e., report revenues on a net basis) in arrangements with customers that involve another party that contributes to providing specified services to a customer. The Company determines whether the nature of its promise is a performance obligation to provide the specified products or services itself (as a principal) or to arrange for those products or services to be provided by the other party (as an agent), based on whether it controls the specified products or services before they are transferred to the end customer. In making this determination, the Company evaluates indicators such as which party is primarily responsible for fulfillment, which party has inventory risk and has discretion in determining pricing. All of the Company’s revenues are generated in the US.

TWILL INC.

(formerly – Happify Inc.)

TWILL INC. FINANCIAL STATEMENTS

NOTE2:-	SIGNIFICANT ACCOUNTING POLICIES (Cont.)

o.	Cost of revenue:

Cost of revenues is primarily comprised of hosting services and payment processing costs.

p.	Research and development costs:

Research and development costs are generally expensed as incurred. Research and development expenses primarily consist of product, engineering, regulatory compliance, and research activities.

q.	Income taxes:

The Company accounts for income taxes in accordance with ASC 740, “Income Taxes”. Deferred income taxes are determined utilizing the “asset and liability” method based on the estimated future tax effects of temporary differences between the financial accounting and tax basis of assets and liabilities under the applicable tax laws, and on tax rates anticipated to be in effect when the deferred income taxes are expected to be paid or realized. A valuation allowance is provided if, based upon the weight of available evidence, it is more likely than not that a portion of the deferred income tax assets will not be realized. In determining whether a valuation allowance is needed, the Company considers all available evidence, including historical information, long range forecast of future taxable income and evaluation of tax planning strategies. Amounts recorded for valuation allowance can result from a complex series of judgments about future events and can rely on estimates and assumptions. Deferred income tax liabilities and assets are classified as non-current.

ASC 740 also contains a two-step approach of recognizing and measuring a liability for uncertain tax positions. The first step is to evaluate the tax position taken or expected to be taken in a tax return by determining if the weight of available evidence indicates that it is more likely than not that, on an evaluation of the technical merits, the tax position will be sustained on audit, including resolution of any related appeals or litigation processes. The second step is to measure the tax benefit as the largest amount that is more than 50% likely to be realized upon ultimate settlement.

As of December 31, 2023, and 2022, no liability for unrecognized tax benefits was recorded.

r.	U.S. defined contribution plan:

The Company has a 401(k) defined contribution plan covering employees in the U.S. All eligible employees may elect to contribute up to $22.5 per year (for certain employees over 50 years of age the maximum contribution is $30 per year), of their annual compensation to the plan through salary deferrals, subject to Internal Revenue Service limits.

s.	Leases:

In January 2022, the Company implemented the new ASC 842 lease accounting guidance.

The Company accounts for its leases in accordance with ASC Topic 842, Leases (“ASC 842”). The Company determines if an arrangement is a lease at inception and classifies its leases at commencement. Leases are classified as either finance leases or operating leases. A lease is classified as a finance lease if any one of the following criteria are met: the lease transfers ownership of the asset by the end of the lease term; the lease contains an option to purchase the asset that is reasonably certain to be exercised; the lease term is for a major part of the remaining useful life of the asset; the present value of the lease payments equals or exceeds substantially all of the fair value of the asset; or the underlying asset is of such a specialized nature that it is expected to have no alternative use to the lessor at the end of lease term.

TWILL INC.

(formerly – Happify Inc.)

TWILL INC. FINANCIAL STATEMENTS

NOTE2:-	SIGNIFICANT ACCOUNTING POLICIES (Cont.)

A lease is classified as an operating lease if it does not meet any one of these criteria. During the periods presented, all of the Company’s leases are accounted for as operating leases.

The Company elected to not recognize a lease liability or right-of-use (“ROU”) asset for leases with a term of twelve months or less. The Company's lease agreements may include lease and non-lease components, which are combined and accounted for as a single lease component. Certain lease agreements contain variable payments, which are excluded from the measurement of the operating lease right-of-use (“ROU”) assets and lease liabilities. Variable lease payments are expensed as incurred.

ROU assets represent the Company's right to use an underlying asset for the lease term and lease liabilities represent the Company's obligation to make lease payments arising from the lease. ROU assets and lease liabilities are recognized at commencement date, based on the present value of lease payments over the lease term.

As the Company’s leases do not generally provide an implicit rate, the Company uses its incremental borrowing rate based on the information available at commencement date in determining the present value of lease payments. The Company’s lease terms may include options to extend or terminate the lease. These options are included in the lease terms when it is reasonably certain they will be exercised.

The carrying amounts of ROU assets are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amounts of such assets may not be recoverable. There were no impairment charges during any of the periods presented.

t.	Legal and other Contingencies:

The Company accounts for its contingent liabilities in accordance with ASC 450 “Contingencies”. A provision is recorded when it is probable that a liability has been incurred and the cost is reasonably estimable. When accruing these costs, the Company will recognize an accrual in the amount within a range of loss that is the best estimate within the range. When no amount within the range is a better estimate than any other amount, the Company accrues for the minimum amount within the range.

The Company recognizes gain contingencies when they are realized or when all related contingencies have been resolved.

As of December 31, 2023, and 2022, the Company is not a party to any litigation that could have a material adverse effect on the Company’s business, financial position, results of operations or cash flows.

u.	New accounting pronouncements

Recently adopted accounting pronouncements

A.	On January 1, 2022, the Company adopted Topic 842, which supersedes the lease accounting guidance under Topic 840, and generally requires lessees to recognize operating and financing lease liabilities and corresponding ROU

TWILL INC.

(formerly – Happify Inc.)

TWILL INC. FINANCIAL STATEMENTS

NOTE 2:-	SIGNIFICANT ACCOUNTING POLICIES (Cont.)

B.	assets on the balance sheet and to provide enhanced disclosures surrounding the amount, timing and uncertainty of cash flows arising from leasing arrangements. The Company adopted the new guidance using the modified retrospective transition approach by applying the new standard to all leases existing on the date of initial application. The impact was the recognition of total ROU assets and corresponding liabilities of $2,961 and $3,272, respectively on the consolidated balance sheets. The ROU assets include adjustments for prepayments and accrued lease payments. The adoption did not impact the beginning balance of retained earnings.

C.	In June 2016, the FASB issued ASU 2016-13, “Financial Instruments – Credit Losses on Financial Instruments”, which requires that expected credit losses relating to financial assets measured on an amortized cost basis and available for sale debt securities be recorded through an allowance for credit losses. ASU 2016-13 limits the amount of credit losses to be recognized for available for sale debt securities to the amount by which carrying value exceeds fair value and also requires the reversal of previously recognized credit losses if fair value increases. The Company has adopted ASU 2016-13 as of January 1, 2022. The adoption did not have a material impact on the Company's consolidated financial statements.

D.	In August 2020, the FASB issued ASU No. 2020-06, Accounting for Convertible Instruments and Contracts in an Entity’s Own Equity (ASU 2020-06), which simplifies the accounting for certain financial instruments with characteristics of liabilities and equity, including convertible instruments and contracts in an entity’s own equity. Among other changes, ASU 2020-06 removes from GAAP the liability and equity separation model for convertible instruments with a cash conversion feature and a beneficial conversion feature, and as a result, after adoption, entities will no longer separately present in equity an embedded conversion feature for such debt. Similarly, the embedded conversion feature will no longer be amortized into income as interest expense over the life of the instrument. Instead, entities will account for a convertible debt instrument wholly as debt unless (1) a convertible instrument contains features that require bifurcation as a derivative under ASC Topic 815, Derivatives and Hedging, or (2) a convertible debt instrument was issued at a substantial premium. The Company has adopted ASU 2020-06 as of January 1, 2022. The adoption did not have a material impact on the Company's consolidated financial statements.

Recently issued accounting pronouncements

E.	In December 2023, the FASB issued ASU 2023-09, Income Taxes (Topic 740): Improvements to Income Tax Disclosures, which improves the transparency of income tax disclosures by requiring consistent categories and greater disaggregation of information in the effective tax rate reconciliation and income taxes paid disaggregated by jurisdiction. It also includes certain other amendments to improve the effectiveness of income tax disclosures. This guidance will be effective for annual periods beginning after December 15, 2024. Early adoption is permitted. Upon adoption, the guidance can be applied prospectively or retrospectively. We are currently evaluating the ASU to determine its impact on our income tax disclosures.

TWILL INC.

(formerly – Happify Inc.)

TWILL INC. FINANCIAL STATEMENTS

NOTE 3:-	OTHER CURRENT ASSETS

	December 31,
	2023	2022
Prepaid Expenses	$246	$656
Restricted Deposit	700	-
Government Authorities	101	54

	$1,047	$710

NOTE 4:-	PROPERTY AND EQUIPMENT, NET

The composition of property and equipment, net is as follows:

	December 31,
	2023	2022
Cost:
Furniture and Equipment	$1,001	$1,035
Office Equipment	23	23
Leasehold Improvements	389	425

Accumulated depreciation	(816)	(450)

Property and equipment, net	$598	$1,033

Depreciation expenses for the year ended December 31, 2023, and 2022 amounted to $285 and $236, respectively.

NOTE 5:-	LEASES

The Company has entered into operating lease agreements, primarily for office facilities located in New York and Boston in the United States, as well as Latvia and Montenegro in the European Union.

The weighted-average remaining lease term and discount rate related to operating leases were as follows:

	December 31,
	2023	2022
Weighted average remaining operating lease term in years	1	2.2
Weighted average discount rate of operating leases	10.6%	11.7%

The components of lease expense as follows for the periods presented:

	Year ended December 31,
	2023		2022
Fixed lease cost	$1,078		$1,163
Short-term lease cost	115		44
Total operating lease cost		$$1,193	$1,207

TWILL INC.

(formerly – Happify Inc.)

TWILL INC. FINANCIAL STATEMENTS

NOTE 5:-	LEASES (Cont.)

Cash payments related to operating lease liabilities for the years ended December 31, 2023, and 2022, were $1,217, and $1,064, respectively.

During 2023, the company terminated the Boston, Latvia and Montenegro operating lease agreement.

NOTE 6:-	ACCRUED EXPENSES AND OTHER CURRENT LIABILITIES

	December 31,
	2023	2022
Accrued Expenses	$906	$2,322
Employees and Payroll Accruals	830	476

	$1,736	$2,798

NOTE 7:-	REVENUE

Deferred Revenue

The Company recognizes contract liabilities, or deferred revenues, when it receives advance payments from customers prior to the satisfaction of the Company's performance obligations. The balance of deferred revenues approximates the aggregate amount of the transaction price allocated to the unsatisfied performance obligations at the end of reporting period.

The following table presents the significant changes in the deferred revenue balance during the year ended December 31, 2023:

Balance, beginning of the period	$1,811
New performance obligations	1,545
Reclassification to revenue as a result of satisfying performance obligations	(2,687)

Balance, end of the period	$669

All of the Company’s revenues are generated in the US.

NOTE 8:-	DEBT

The PPP Loan

In April 2020, in light of the outbreak of the COVID-19 in the U.S. the Company received a loan in the amount of $888 (The "PPP") for which the Company was eligible under the Paycheck Protection Program instituted under the Coronavirus Aid, Relief, and Economic Security Act. The principal amount of the loan bears 0.98% interest which will be repaid with the principal at the lapse of 24 months from the funding date. During 2022 the company recorded interest expenses regarding the PPP of $12 and repaid $480 of principle. All outstanding principal and interest payable were fully repaid to the lender by the Company on April 20, 2022.

TWILL INC.

(formerly – Happify Inc.)

TWILL INC. FINANCIAL STATEMENTS

NOTE 8:-	DEBT (Cont.)

December 2020 Term-Loan

a.	On December 18, 2020, the Company entered into a term loan agreement (“the December 2020 Term-Loan”) in the amount of $25,000. The principal amount of the loan bears 12% interest payable in kind quarterly and will mature in June 2023. The Company shall have the right to prepay the loan, without penalty or premium, in whole or in part at any time; provided that, upon any such prepayment, Company shall pay all accrued and unpaid interest on the loan, subject to certain minimum interest requirements.

b.	As additional consideration for the Loan, the Company issued a total of 1,962,388 freestanding warrants to purchase common stocks at an exercise price of $6.115. The fair value of the warrants was estimated of $2,402 by using the Black Scholes-option pricing model on the effective date. The warrants were classified as liabilities and remeasured at fair value at each balance sheet date thereafter. See Note 11 for additional information.

c.	In March 2021, the Company amended and restated the December 2020 Term-Loan, to increase the loan amount by an additional $15,000 in order to permit additional lender to become a party to the agreement.

d.	As additional consideration for the loan amendment, the Company issued a total of 1,177,433 freestanding warrants to purchase common stocks at an exercise price of $6.115. The fair value of the warrants was estimated of $1,500 by using the Black Scholes-option pricing model on the effective date. The warrants were classified as liabilities and remeasured at fair value at each balance sheet date thereafter. See Note 11 for additional information.

e.	In June 2023, the Company and the lender agreed to extend the maturity of the December 2020 Term-Loan to March 31, 2024, and increase the interest rate to 17.5% while the remaining terms remain unchanged. As a result of the change in terms, the Company recognized an increase in the fair value of the December 2020 Term- Loan.

The Company elected to account for the December 2020 Term-Loan, under the fair value option in accordance with ASC 825, “Financial Instruments.” Under the fair value option, changes in fair value are recorded in earnings except for fair value adjustments related to instrument specific credit risk, which are recorded as other comprehensive income or loss. During the years ended December 31, 2023, and December 31, 2022, the Company recognized $8,809 and $1762, respectively of remeasurement expenses and $145 and $(3,131), respectively of instrument specific credit risk fair value adjustment related to the December 2020 Term-Loan.

June 2022 Term-Loan

In June 2022, the Company entered into an incremental term loan agreement (“the June 2022 Term-Loan”) in the amount of $5,000. The principal amount of the loan bears 12% interest payable in kind quarterly and will mature in September 2023. The Company shall have the right to prepay the loan, without penalty or premium, in whole or in part at any time; provided that, upon any such prepayment, Company shall pay all accrued and unpaid interest on the loan, subject to certain minimum interest requirements.

a.	As additional consideration for the loan, the Company issued a total of 1,022,076 freestanding warrants to purchase common stocks at an exercise price of $6.115. The fair value of the warrants was estimated of $1,311 by using the Black Scholes-option pricing

TWILL INC.

(formerly – Happify Inc.)

TWILL INC. FINANCIAL STATEMENTS

NOTE 8:-	DEBT (Cont.)

b.	model on the effective date. The warrants were classified as liabilities and remeasured at fair value at each balance sheet date thereafter. See Note 11 for additional information.

c.	In June 2023, the Company and the lender agreed to extend the maturity of the June 2022 Term-Loan to March 31, 2024, and increase the interest rate to 17.5% while the remaining terms remain unchanged. As a result of the change in terms, the Company recognized an increase in the fair value of the June 2022 Term- Loan.

The Company elected to account for the June 2022 Term-Loan, under the fair value option in accordance with ASC 825, “Financial Instruments.” Under the fair value option, changes in fair value are recorded in earnings except for fair value adjustments related to instrument specific credit risk, which are recorded as other comprehensive income or loss. During the years ended December 31, 2023 and December 31, 2022, the Company recognized $1,451 and $885, respectively of remeasurement expenses and $420 and $0, respectively of instrument specific credit risk fair value adjustment related to the June 2022 Term-Loan.

March 2023 Bridge Loan

a.	In March 2023, the Company entered into a Bridge Loan (“the March 2023 Bridge Loan”) in the amount of $4,250. The principal amount of the loan bears an interest rate of 12%, payable at maturity. The principal and interest are payable in September 2023. The Company shall have the right to prepay the loan, without penalty or premium, in whole or in part at any time; provided that, upon any such prepayment, Company shall pay all accrued and unpaid interest on the loan, subject to certain minimum interest requirements.

b.	As additional consideration for the loan, the Company issued a total of 208,504 warrants to purchase common stocks at an exercise price of $6.115. The fair value of the warrants was estimated of $292 by using the Black Scholes-option pricing model on the effective date. The warrants were classified as liabilities and remeasured at fair value at each balance sheet date thereafter. See Note 10 for additional information.

c.	In June 2023, the Company and the lender agreed to extend the maturity of the March 2023 Bridge Loan to March 31, 2024, and increase the interest rate to 17.5% while the remaining terms remain unchanged. As a result of the change in terms, the Company recognized an increase in the fair value of the March 2023 Bridge Loan.

The Company elected to account for the March 2023 Bridge Loan, under the fair value option in accordance with ASC 825, “Financial Instruments.” Under the fair value option, changes in fair value are recorded in earnings except for fair value adjustments related to instrument specific credit risk, which are recorded as other comprehensive income or loss. During the year ended December 31, 2023, the Company recognized $336 of remeasurement expenses and $134 of instrument specific credit risk fair value adjustment related to the March 2023 Bridge Loan.

June 2023 Secured Loan

In June 2023, the Company entered into a First Lien Secured Term Loan (“the June 2023 Secured Loan”) in the amount of $15,500 with WhiteHawk Capital Partners, LP ("WhiteHawk"). The principal amount of the loan bears an interest rate equal to the SOFR rate plus 10% and will be payable at maturity. The principal amount and interest are payable in December 2023.

a.	In November 2023, the Company and WhiteHawk agreed to extend the maturity of the June Secured Loan Agreement to the closing date of the DarioHealth's acquisition of the Company.

TWILL INC.

(formerly – Happify Inc.)

TWILL INC. FINANCIAL STATEMENTS

NOTE 8:-	DEBT (Cont.)

The Company elected to account for the June 2023 Secured Loan, under the fair value option in accordance with ASC 825, “Financial Instruments.” Under the fair value option, changes in fair value are recorded in earnings except for fair value adjustments related to instrument specific credit risk, which are recorded as other comprehensive income or loss. During the year ended December 31, 2023, the Company did not recognized remeasurement expenses related to the June 2023 Secured Loan. During the year ended December 31, 2023, the Company did not recognize any instrument specific credit risk fair value adjustment.

NOTE 9:-	CONVERTIBLE LOANS

In August 2022, the Company entered into a convertible loan agreement (the “August 2022 CLA") for a total amount of $33,975 and subsequent closing for a total of $2,000. The convertible loans may be converted to Company's common stocks affected by occurrence of events as specified in the agreement. The principal amount of the loan bears 8% interest which will be repaid with the loan on the second annual anniversary of the initial closing or if several conditions are met. The Maturity Date shall be extended until the earlier of the date of the notes are either repaid by the Company or converted to Company's common stock, or the fourth annual anniversary of the initial closing. The CLA converts into preferred shares subject to five scenarios:

•	Qualified Equity Financing Conversion:
o	75% multiplied by (ii) the lowest purchase price per share of the Equity Securities issued in an Equity Financing; or (b) USD 8.1419 per share.
•	Non-Qualified Equity Financing Conversion:
o	75% multiplied by (ii) the lowest purchase price per share of the Equity Securities issued in an Equity Financing; or (b) USD 8.1419 per share.
•	Liquidation Event Conversion:
o	75% multiplied by (ii) the lowest purchase price per share of the Equity Securities issued in an Equity Financing; or (b) USD 8.1419 per share.

Post-Maturity Date Conversion:

o	75% multiplied by (ii) the lowest purchase price per share of the Equity Securities issued in an Equity Financing; or (b) USD 8.1419 per share.
•	IPO Conversion:
o	75% multiplied by (ii) the lowest purchase price per share of the Equity Securities issued in an Equity Financing; or (b) USD 8.1419 per share.

In addition, in a liquidation event, the holders of the CLA will be able to choose to receive the number of shares as a result of the calculation described above or to receive the accrued interest and 1.5 times the principal amount in cash.

In November 2022, the Company entered into a subsequent closing for a total amount of $50. (the “November 2022 CLA"). The convertible loans may be converted to Company's common affected by occurrence of events as specified in the agreement.  The principal amount of the loan bears 8% interest which will be repaid with the loan on the second annual anniversary of the initial closing or if several conditions are met. The maturity date shall be extended until the earlier of the date of the notes are either repaid by the Company or converted to Company's common stock, or the fourth annual anniversary of the initial closing.

The Company determined that the convertible loans contained embedded derivatives that required bifurcation and separate accounting under ASC 815-15. The Company determined that the features in the convertible loans were not considered clearly and closely related to the host debt instrument and therefore required separate accounting. Under ASC 815-15, these features are bundled together and accounted for as a single, compound embedded derivative

TWILL INC.

(formerly – Happify Inc.)

TWILL INC. FINANCIAL STATEMENTS

NOTE 9:-	CONVERTIBLE LOANS (Cont.)

That embedded derivative is measured at any period end to its fair value with changes in fair value recognized in Financial  expenses (income), net. The embedded derivative liability is presented as part of the convertible loan liability.

NOTE 10:-	FAIR VALUE MEASUREMENTS

	Term Loans	Warrants	Derivatives
Balance as of January 1, 2022	$40,320	$4,353	-
Issuance	3,334	1,666	12,982
Change in fair value due to specific credit risk	(4,964)	-	-
Change in fair value	8,643	(1,116)	4,204
Balance as of January 1, 2023	47,333	4,904	$17,186
Issuance	19,458	291	-
Change in fair value due to specific credit risk	786	-	-
Change in fair value	14,748	(4,662)	(17,186)
Balance as of December 31, 2023	$82,325	$533	$-

The following tables present information about the Company’s financial assets and liabilities measured at fair value on a recurring basis and indicate the level of the fair value hierarchy used to determine such fair values:

	Year ended December 31, 2023
	Level 1	Level 2	Level 3
	(USD in thousands)
Financial Liabilities:
Term-Loans	-	-	82,325
Derivative liability	-	-
Warrant liability	-	-	533

Total Financial Liabilities	$-	$-	$82,858

	Year ended December 31, 2022
	Level 1	Level 2	Level 3
	(USD in thousands)
Financial Liabilities:
Term-Loan	-	-	47,333
Derivative liability	-	-	17,186
Warrant liability	-	-	4,904

Total Financial Liabilities	$-	$-	$69,423

During the years ended December 31, 2023, and 2022, the Company had no transfers in or out of Level 3 of the fair value hierarchy of its assets measured at fair value.

TWILL INC.

(formerly – Happify Inc.)

TWILL INC. FINANCIAL STATEMENTS

NOTE 10:-	FAIR VALUE MEASUREMENTS (Cont.)

Term Loans and Warrants Liability

As discussed in Note 9, the Company has made an irrevocable election to account for the December 2020 Term-Loan, the June 2022 Term-Loan, the March 2023 Bridge Loan and the June 2023 Secured Loan, under the fair value option in accordance with ASC 825. As such, all of the outstanding loans as of December 31, 2023, are initially recorded as a liability at estimated fair value and are subject to re-measurement at each balance sheet date with changes in fair value recognized in the Company's consolidated statements of comprehensive loss.

The fair value of the loans was determined based on significant inputs not observable in the market, which represents a Level 3 measurement within the fair value hierarchy. The fair value measurement was done using discounted cash flow approach based on significant inputs that are generally determined, with breakdown of the changes in fair value to instrument specific credit risk and market changes.

The fair value of the loans was determined using a scenario-based discounted cash flow analysis. The Company estimated the probability and timing of the scenarios based on management’s assumptions and knowledge of specified events at issuance and as of each reporting date. The term loans are classified as Level 3 because of the Company’s reliance on unobservable assumptions.

The fair value of the warrant liability was estimated using a using Black-Scholes pricing model, with the following significant unobservable inputs (Level 3):

	December 31	December 31,
	2023	2022
Stock price	$0.65	$2.42
Exercise price	6.12	6.12
Expected term (in years)	7.19 – 9.19	8.19
Volatility	58.2 – 58.7%	58.4%
Dividend rate	0.0%	0.0%
Risk-free interest rate	4.0%	4.0 – 4.1%

The inputs for the valuations of the loans were as follows:

December 2020 Term Loan

	December 31,	December 31,
	2023	2022
Market Risk	13.29%	12.33%
Specific Risk	3.19%	41.35%
Total	16.48%	53.68%

TWILL INC.

(formerly – Happify Inc.)

TWILL INC. FINANCIAL STATEMENTS

NOTE 10:-	FAIR VALUE MEASUREMENTS (Cont.)

June 2022 Term Loan

	December 31,	December 31,
	2023	2022
Market Risk	13.29%	12.33%
Specific Risk	3.25%	41.39%
Total	16.54%	53.72%

March 2023 Bridge Loan

	December 31,	December 31,
	2023	2022
Market Risk	13.29%	-
Specific Risk	3.25%	-
Total	16.54%	-

June 2023 Secured Loan

	December 31,	December 31,
	2023	2022
Specific Risk	1.94%	-

Convertible loan agreements

The Company bifurcated embedded derivatives which are required to be measured at fair value. The fair value of the embedded derivatives was determined based on significant inputs not observable in the market, which represents a Level 3 measurement within the fair value hierarchy. The fair value of the conversion features components on December 31, 2023, and 2022 was estimated using the Black-Scholes method to compute the fair value of the derivative and to market to market the fair value of the derivative.

The following are the data and assumptions used as of the balance sheet dates:

December 31, 2022
Common stock price	$2.42
Expected volatility	70.7 – 61.6%
Expected term	1 – 4
Risk free rate	4.1 – 4.8%
Expected dividend yield	0%

The fair value of the embedded derivatives components on December 31, 2023, and 2022 was estimated using the Black-Scholes model to compute the fair value of the derivative and to mark to market the fair value of the derivative. The derivative liability associated with the conversion features is related to conversion upon a Qualified Event as defined in the agreement.

TWILL INC.

(formerly – Happify Inc.)

TWILL INC. FINANCIAL STATEMENTS

NOTE 11:-	CONVERTIBLE PREFERRED SHARES, STOCKHOLDERS' DRFICIT AND EQUITY INCENTIVE PLAN

a.	Composition of stock capital:

	December 31, 2023			December 31, 2022
	Carrying Amount	Authorized	Issued and outstanding	Carrying Amount	Authorized	Issued and outstanding
	Number of shares			Number of shares
Common stock ($ 0.00002 par value)	$259	73,628,403	4,918,885	$195	62,050,00	4,824,241
Series Seed Preferred Stock ($ 0.00002 par value)	1,619	2,437,510	2,368,076	1,619	2,437,510	2,368,076
Series Seed Prime Preferred Stock ($ 0.00002 par value)	2,631	2,923,864	2,923,864	2,631	2,923,864	2,923,864
Series A Preferred Stock ($ 0.00002 par value)	3,190	2,971,403	2,908,198	3,190	2,971,403	2,971,403
Series B Preferred Stock ($ 0.00002 par value)	4,570	4,680,503	4,405,778	4,570	4,680,503	4,680,503
Series B-1 Preferred Stock ($ 0.00002 par value)	5,542	7,519,116	7,406,308	5,542	7,519,116	7,519,116
Series B-2 Preferred Stock ($ 0.00002 par value)	837	1,001,810	1,001,810	837	1,001,810	1,001,810
Series C Preferred Stock ($ 0.00002 par value)	8,401	4,225,806	4,110,975	8,401	4,225,806	4,225,806
Series C Prime Preferred Stock ($0.00002 par value)	14,561	4,663,412	3,853,394	14,561	4,663,412	3,853,394
Series C-1 Prime Preferred Stock ($0.00002 par value)	5,240	1,315,543	1,298,504	5,240	1,315,543	1,315,543
Series D Preferred Stock ($0.00002 par value)	29,818	11,594,806	3,683,415	29,818	3,807,466	3,683,415
Series D-1 Preferred Stock ($0.00002 par value)	4,114	594,453	594,453	4,114	594,453	594,453

	$80,782	117,556,629	39,473,660	$80,716	98,190,886	39,961,624

TWILL INC.

(formerly – Happify Inc.)

TWILL INC. FINANCIAL STATEMENTS

NOTE 11:-	CONVERTIBLE PREFERRED SHARES, STOCKHOLDERS' DRFICIT AND EQUITY INCENTIVE PLAN (Cont.)

b.	Common stock rights:

Common stock confers upon its holders, pari passu, the right to receive notice of, and to participate in all general meetings of the Company, to vote in such meetings, to receive dividends and to participate in the distribution to the stockholders upon the occurrence of liquidation event, and such other rights under the Company's Certificate of Incorporation articles of association (the "COI").

c.	Preferred Stock Rights:

Conversion Rights:

Each share of Preferred Stock shall be convertible, at the option of the holder thereof, at any time after the date of issuance of such share, at the office of this Company or any transfer agent for such stock, into such number of fully paid and non-assessable shares of Common Stock as is determined by the applicable Conversion Price associated with each class of preferred shares.

Voting Rights:

The holder of each share of Preferred Stock shall have the right to one vote for each share of Common Stock into which such Preferred Stock could then be converted, and with respect to such vote, such holder shall have full voting rights and powers equal to the voting rights and powers of the holders of Common Stock, and shall be entitled, notwithstanding any provision hereof, to notice of any stockholders’ meeting in accordance with the bylaws of this Company, and shall be entitled to vote, together with holders of Common Stock, with respect to any question upon which holders of Common Stock have the right to vote.

Holders of Series Seed Preferred Stock shall be entitled to elect one (1) member to the Board (the “Series Seed Director”);

Holders of Series A Preferred Stock, voting as a separate series, shall be entitled to elect one (1) member to the Board (the “Series A Director”);

Holders of the majority of the Series B Preferred Stock, Series B-1 Preferred Stock and Series B-2 Preferred Stock, voting together as a separate series, shall be entitled to elect one (1) member to the Board (the “Series B Director”);

Holders of the majority of the Series C Preferred Stock, voting as a separate series, shall be entitled to elect one (1) member to the Board (the “Series C Director”);

Holders of record of a majority of the outstanding shares Common Stock and Preferred Stock, voting together as a single class and on an as converted basis, shall be entitled to elect one (1) member to the Board, who will have industry expertise relevant to the Company (the “Independent Director”). The Independent Director shall serve as Chairman of the Board.

TWILL INC.

(formerly – Happify Inc.)

TWILL INC. FINANCIAL STATEMENTS

NOTE 11:-	CONVERTIBLE PREFERRED SHARES, STOCKHOLDERS' DRFICIT AND EQUITY INCENTIVE PLAN (Cont.)

Liquidation Preference

Upon any liquidation, dissolution, winding up of the Company or realization event, the holders of shares of Series D Preferred Stock and Series D-1 Preferred Stock then outstanding, shall be entitled, pari passu among them to receive, prior and in preference to any distribution of any of the assets as defined in the Company’s bylaws (“Series D/D-1 Preference Amount”).

Following the payment in full of the Series D/D-1 Preference Amount, the holders of shares of Series C Prime Preferred Stock, Series C-1 Prime Preferred Stock and Series C-2 Prime Preferred Stock then outstanding, shall be entitled, pari passu among them to receive, prior and in preference to any distribution of any of the assets as defined in the Company’s bylaws (“Series C Prime Preference Amount”).

Following the payment in full of the Series D/D-1 Preference Amount and the Series C Prime Preference Amount, the holders of the Series B Preferred Stock, Series B-1 Preferred Stock and B-2 Preferred Stock, shall be entitled, pari passu among them to receive, prior and in preference to any distribution of any of the assets as defined in the Company’s bylaws (“Series B Preference Amount”).

Following the payment in full of the Series D/D-1 Preference Amount, the Series C Prime Preference Amount and the Series B Preference Amount, the holders of the Series A Preferred Stock, shall be entitled, pari passu among them to receive, prior and in preference to any distribution of any of the assets as defined in the Company’s bylaws (“Series A Preference Amount”).

Following the payment in full of the Series D/D-1 Preference Amount, the Series C Prime Preference Amount, the Series B Preference Amount and the Series A Preference Amount, the holders of the Series Seed Prime Preferred Stock, shall be entitled to receive, prior and in preference to any distribution of any of the assets as defined in the Company’s bylaws (“Series Seed Prime Preference Amount”).

Following the payment in full of the Series D/D-1 Preference Amount, the Series C Prime Preference Amount, the Series B Preference Amount the Series A Preference Amount and the Series Seed Prime Preference Amount, the holders of the Series Seed Preferred Stock, shall be entitled to receive, prior and in preference to any distribution of any of the assets as defined in the Company’s bylaws (“Series Seed Preference Amount”).

Dividend Rights

The holders of preferred shares stock shall not be entitled to receive dividends provided, however, that in the event that the Company declares or pays any dividend upon the Common Stock, the Company shall also declare and pay to the holders of Preferred stock, at the same time that it declares and pays such dividend to holders Of Common stock issuable upon conversion of the Preferred stock had all the outstanding shares of preferred stock been converted immediately prior to record date for such dividend, or if no record date is fixed, the date as of which the record holders of Common stock entitled to such dividends are to be determined.

Balance Sheet Classification

The deemed liquidation preference provisions of the convertible preferred shares are considered contingent redemption provisions that are not solely within the Company’s control. Accordingly, the convertible preferred shares have been presented outside of permanent equity in the temporary equity (mezzanine) section of the consolidated financial statements.

TWILL INC.

(formerly – Happify Inc.)

TWILL INC. FINANCIAL STATEMENTS

NOTE 11:-	CONVERTIBLE PREFERRED SHARES, STOCKHOLDERS' DRFICIT AND EQUITY INCENTIVE PLAN (Cont.)

d.	Stock-based compensation:

On February 17, 2012, the Board of Directors approved the Company's Stock Option Plan. Under the Plan, options to purchase Common stock may be granted to employees, consultants and directors of the Company. As of December 31, 2023, the Company reserved for issuance 15,292,385 shares of Common Stock. Options that will be granted under the Plan will expire no later than 10 years from the date of adoption of the Option Plan, and unvested Options will terminate upon termination of the optionee's employment or other relationship with the Company. The options vest over a four-year period (unless otherwise determined by the Board for specific option grants). Each option granted can be exercised to purchase one share of Common stock of the Company. Immediately upon allotment, the share of Common Stock purchased by exercising the options will have the same rights as the Company's Common Stock.

On April 28, 2022, the Company fully adopted the Israeli Sub Plan, forming an integral part of the Plan.

Any options that are canceled or not exercised within the options period become available for future grant.

The Company recognized share-based compensation expense related to employees’ share options in the consolidated statements of operations for the years ended December 31, 2023 and 2012, as follows:

	Year ended December 31,
	2023	2022
Research and development	$975	$774
Sales and marketing	362	475
General and administrative	363	507
Total share-based compensation expense	$1,700	$1,756

TWILL INC.

(formerly – Happify Inc.)

TWILL INC. FINANCIAL STATEMENTS

NOTE 11:-	CONVERTIBLE PREFERRED SHARES, STOCKHOLDERS' DRFICIT AND EQUITY INCENTIVE PLAN (Cont.)

The following table summarizes all option award activity for the year ended December 31, 2023:

		Weighted Average	Weighted Remaining	Aggregate
		exercise	contractual	Intrinsic
	Number of	price	life	value
	options	$	Years	$
Options outstanding at beginning of period	11,921,454	1.61	6.09	9,294
Options granted	1,141,709	0.78	-	-
Options exercised	94,644	0.68	-	166
Options expired	368,880	2.09	-	-
Options forfeited	1,865,375	2.46	-	-

Options outstanding at end of period	10,734,264	1.32	4.39	10,370

Options vested and expected to vest at end of period	8,520,572	1.32	4.36	10,321

Exercisable at end of period	6,961,659	1.23	3.37	8,967

The weighted average grant-date fair value of options granted during the years 2023 and 2022 was $1.92 and $1.25, respectively.

The following assumptions were used to determine the fair value of all option awards granted for the periods presented:

	Year ended December 31,
	2023	2022
Weighted average expected term (years)	5.58	6.02
Risk-free rate of interest	4.29%	3.21%
Volatility	51.90%	48.44%
Dividend yield	0%	0%

As of December 31, 2023, there was a total of $1.8 million in unrecognized compensation cost related to unvested option awards, which is expected to be recognized over a weighted-average period of 0.86 year.

1)      Restricted Stock Units:

In March 2019, the Company granted 847,368 restricted stock units that are vested upon achievements of performance conditions which are not probable as of December 31, 2023.

TWILL INC.

(formerly – Happify Inc.)

TWILL INC. FINANCIAL STATEMENTS

NOTE 11:-	CONVERTIBLE PREFERRED SHARES, STOCKHOLDERS' DRFICIT AND EQUITY INCENTIVE PLAN (Cont.)

The Company's outstanding options as of December 31, 2023, are as follows:

	Warrants for shares of	Exercise price	Warrants	Exercisable through
	Common stock	per share	exercisable	through
Issuance date	Stock Number		Number
**) 05/24/19	123,417	4.8616	123,417	05/24/29
*) 01/01/20-12/31/20	19,032	0.00002	19,032	12/31/20-12/30/25
*) 1/1/21-6/30/21	7,409	0.00002	7,409	6/30/21-6/29/26
*) 7/1/21-12/31/21	10,180	0.00002	10,180	1/20/22-1/19/27
8/18/22	90,100	1.45	90,100	8/18/32
* 3/16/23	21,536	0.00002	21,536	6/16/33
*6/27/23	6,505	0.00002	21,536	6/27/28
	278,179		278,179

*)	Warrants Granted, on a monthly basis, to the Company's service provider with respect to its research and development activity.
**)	Warrants Granted to investors per the May 2019 Agreement.

NOTE 12:-	INCOME TAXES

The Company and its subsidiaries are separately taxed under the domestic tax laws of the country of incorporation of each entity.

Tax rates applicable:

The Corporate tax rate in USA in 2022 and 2023 was 21%

The Corporate tax rate in Israel in 2022 and 2023 was 23%

The Corporate tax rate in Montenegro in 2022 and 2023 was 9% for the first 100,000 EUR followed by 12%)

The Corporate tax rate in Latvia in 2022 and 223 was 20% for the first 20,004 EUR followed by 23%

TWILL INC.

(formerly – Happify Inc.)

TWILL INC. FINANCIAL STATEMENTS

NOTE 12:-	INCOME TAXES (Cont.)

Tax Reform

On December 22, 2017, the U.S. Tax Cuts and Jobs Act of 2017 (the “TCJA”) was signed into law. The TCJA makes broad and complex changes to the Internal Revenue Code of 1986 (the “Code”) that may impact the Company’s provision for income taxes. The changes include, but are not limited to:

•	Decreasing the corporate income tax rate from 35% to 21% effective for tax years beginning after December 31, 2017 (“Rate Reduction”);
•	The Deemed Repatriation Transition Tax; and
•	Taxation of Global Intangible Low-Taxed Income (“GILTI”) earned by foreign subsidiaries beginning after December 31, 2017. The GILTI tax imposes a tax on foreign income in excess of a deemed return on tangible assets of foreign corporations.

Net Operating Losses- Before the TCJA, taxable losses generated in the U.S. were able to be carried back for two years or carried forward for 20 years to offset prior/future year taxable income. TCJA changes the rule, and allows losses generated after 2017 (i.e. starting in 2018) to be carried forward indefinitely, but only to offset 80% of future year income. Carryback losses are no longer allowed.

In response to the COVID-19 pandemic, the U.S. passed the Coronavirus Aid, Relief, and Economic Security Act (CARES) in March 2020. The CARES Act changed the treatment of net operating losses (“NOLS”) generated in tax years 2018, 2019 and 2020. Losses generated in these years are able to be carried backward for 5 years, and carried forward indefinitely, without the 80% limitation.

	December 31,
	2023	2022
Deferred tax assets:

Net operating loss and capital losses carry forward	$4,021	$8,635
Research and development expenses	5,605	8,045
Accrued employees costs	152	52
Stock-based compensation	346	332
R&D capitalization costs under section 174	-	6,154
Lease liability	242	526
Property and equipment	60	49

Deferred tax assets:	10,426	23,793
Less: Valuation allowance	(8,262)	(19,294)

Deferred tax assets	2,164	4,499

Deferred tax liability:

Temporary differences – lease right of use assets	(194)	(433)
Term loan	(397)	(1,723)
Convertible note	(1,051)	(2,343)
R&D capitalization costs under section 174	(522)	-

Deferred tax liability	(2,164)	(4,499)

Deferred tax assets	$-	$-

TWILL INC.

(formerly – Happify Inc.)

TWILL INC. FINANCIAL STATEMENTS

NOTE 12:-	INCOME TAXES (Cont.)

Income (loss) before taxes on income was comprised as follows:

	Year ended December 31,
	2023	2022
Domestic	$31,797	$75,927	$
Foreign (profit)	(1,105)	(195)
Total loss before income taxes	$30,692	$75,732	$

Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial purposes and the amounts used for income tax purposes. Significant components of the Company’s deferred tax assets are as follows:

A valuation allowance is provided when it is more likely than not that the deferred tax assets will not be realized. The Company has established a valuation allowance to offset certain deferred tax assets on December 31, 2023 and 2022, due to the uncertainty of realizing future tax benefits from its net operating loss carryforwards and other deferred tax assets.

The net change in the total valuation allowance for the year ended December 31, 2023, was a decrease $11,032 and is mainly related to decrease in deferred taxes on net operating loss for which a full valuation allowance was recorded.

In 2023 and 2022 the main reconciling item for the Company’s tax rate is tax loss carryforwards and temporary differences, for which a valuation allowance was provided.

Net operating loss carryforward:

As of December 31, 2023, the Company has an accumulated tax loss carryforward of approximately $157,169 from the 2023 tax year. These tax losses in the U.S. can be carried forward and offset against taxable income in the future. Accumulated losses before 2018 expire between 2026-2032, while losses from 2018 forward carryforward indefinitely.

NOTE 13:-	RELATED PARTIES

The related party transaction relates to loans from shareholder which provided the Company Term Loan and Convertible loan (see note 8)

a.	Balances with related parties:

	Year ended December 31,
	2023	2022
Term loan*	$5,670	$4,218
Convertible loan*	$7,615	$11,471

b.	Transaction with related parties

	Year ended December 31,
	2023	2022
Finance Expenses/ (income)	$2,504	$(2,824)
Change in fair value attributable to instrument-specific credit risk	$-	$420

TWILL INC.

(formerly – Happify Inc.)

TWILL INC. FINANCIAL STATEMENTS

NOTE 14:-	SUBSEQUENT EVENTS

a.	The Company has evaluated subsequent events from the balance sheet date through April 22 2024, the date at which the consolidated financial statements were available to be issued.

b.	In February 2024, the Company announced that it has entered into a definitive agreement to be acquired by DarioHealth Corp ("Dario"), a global digital therapeutics company.

c.	Pursuant to the agreement entered into with Dario, the Company and WhiteHawk agreed to extend the maturity of the June Secured Loan Agreement to the closing date of the acquisition, February 15, 2024